EXHIBIT 13

AMENDMENT NO. 3 TO AGREEMENT

This AMENDMENT NO. 3 TO AGREEMENT (this “Amendment”) is entered into as of February 13, 2026 (the “Effective Date”), by and between KORE Group Holdings, Inc. (the “Corporation”) and Searchlight IV KOR, L.P. (together with its affiliates and associates, “Searchlight”).

WHEREAS, reference is hereby made to that certain Agreement entered into as of August 1, 2025 by and between the Corporation and Searchlight, as amended by that certain Amendment to Agreement entered into as of November 25, 2025, as further amended by that certain Amendment No. 2 to Agreement effective as of December 31, 2025 (as so amended, the “Searchlight Agreement”);

WHEREAS, capitalized terms in this Amendment shall have meanings set forth in the Searchlight Agreement unless otherwise provided herein; and

WHEREAS, in accordance with Section 7 of the Searchlight Agreement, the Corporation and Searchlight desire to amend the terms of the Searchlight Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual undertakings set forth herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.              Holiday Period Extension. The last sentence of Section 1(a) of the Searchlight Agreement is hereby amended to read in its entirety as follows:

“For purposes of this Agreement, the “Holiday Period” shall mean the period commencing on August 1, 2025 until 5:00 p.m. New York time on March 15, 2026, unless extended by amendment as provided in Section 7.”

2.              Miscellaneous. Sections 2 through 8 of the Searchlight Agreement shall apply to this Amendment mutatis mutandis.

Except as otherwise expressly set forth herein, the Searchlight Agreement shall remain unchanged and continue in full force and effect.

[Signature Page Follows]

In Witness Whereof, the parties have entered into this Amendment as of the date first set forth above.

KORE GROUP HOLDINGS, INC. By: /s/ Timothy M. Donahue Name: Timothy M. Donahue Title: Chairman of the Special Committee
SEARCHLIGHT IV KOR, L.P. By: /s/ Andrew Frey Name: Andrew Frey Title: Authorized Person

[Signature Page to Amendment to Searchlight Agreement]